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                                                                    EXHIBIT (12)

                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (dollars in millions)
                                   (unaudited)
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                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,                       YEAR ENDED DECEMBER 31,
                                                         ------------------      ---------------------------------------------------
                                                          2000        1999        1999        1998        1997        1996     1995
                                                         ------      ------      ------      ------      ------      ------   ------
COMPUTATION OF EARNINGS
Net income                                               $  736      $  843      $1,107      $  996      $  919      $  783   $  825
Add: Provision for income taxes                             384         432         577         483         426         360      368
Less:  Extraordinary net gain                                --          --          --          --          --          --       36
                                                         ------      ------      ------      ------      ------      ------   ------
          Income before income taxes and
            extraordinary net gain                        1,120       1,275       1,684       1,479       1,345       1,143    1,157
Fixed charges, excluding interest on deposits             1,352       1,200       1,649       1,517       1,085         810      819
                                                         ------      ------      ------      ------      ------      ------   ------
          Total earnings for computation,
            excluding interest on deposits                2,472       2,475       3,333       2,996       2,430       1,953    1,976
Interest on deposits                                      1,275         955       1,305       1,359       1,462       1,469    1,705
                                                         ------      ------      ------      ------      ------      ------   ------
          Total earnings for computation,
            including interest on deposits               $3,747      $3,430      $4,638      $4,355      $3,892      $3,422   $3,681
                                                         ======      ======      ======      ======      ======      ======   ======

COMPUTATION OF FIXED CHARGES

Net rental expense                                       $  112      $  125      $  173      $  139      $  123      $  126   $  117
                                                         ======      ======      ======      ======      ======      ======   ======
Portion of net rental expense deemed
    representative of interest                           $   30      $   31      $   46      $   35      $   30      $   42   $   39
Interest on short-term borrowed funds                       522         478         646         801         642         492      519
Interest on long-term debt, including capital securities    800         691         957         681         413         276      261
                                                         ------      ------      ------      ------      ------      ------   ------
          Total fixed charges, excluding interest
            on deposits                                   1,352       1,200       1,649       1,517       1,085         810      819
Interest on deposits                                      1,275         955       1,305       1,359       1,462       1,469    1,705
                                                         ------      ------      ------      ------      ------      ------   ------
          Total fixed charges, including interest
            on deposits                                  $2,627      $2,155      $2,954      $2,876      $2,547      $2,279   $2,524
                                                         ======      ======      ======      ======      ======      ======   ======

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
    a pre-tax basis                                          --          --          --          --          --      $   12   $   23
Total fixed charges, excluding interest on deposits      $1,352      $1,200      $1,649      $1,517      $1,085         810      819
                                                         ------      ------      ------      ------      ------      ------   ------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits      1,352       1,200       1,649       1,517       1,085         822      842
Interest on deposits                                      1,275         955       1,305       1,359       1,462       1,469    1,705
                                                         ------      ------      ------      ------      ------      ------   ------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits     $2,627      $2,155      $2,954      $2,876      $2,547      $2,291   $2,547
                                                         ======      ======      ======      ======      ======      ======   ======

RATIO OF EARNINGS TO FIXED CHARGES

Excluding deposit interest                               1.83 x      2.06 x      2.02 x      1.97 x      2.24 x      2.41 x   2.42 x
Including deposit interest                               1.43 x      1.59 x      1.57 x      1.51 x      1.53 x      1.50 x   1.46 x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Excluding deposit interest                               1.83 x      2.06 x      2.02 x      1.97 x      2.24 x      2.38 x   2.35 x
Including deposit interest                               1.43 x      1.59 x      1.57 x      1.51 x      1.53 x      1.49 x   1.45 x
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